Exhibit 99.1

EXECUTION VERSION

SECOND AMENDMENT dated as of January 29, 2010 (this “Amendment”), to the Credit Agreement dated as of June 27, 2008, as amended by the First Amendment dated as of November 2, 2009 (the “Credit Agreement”), among ATP Oil & Gas Corporation (the “Borrower”), the Lenders party thereto, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent.

A. WHEREAS, the Borrower has requested an amendment to the Credit Agreement pursuant to which, among the other things, (a) the incurrence of additional Indebtedness that will be unsecured senior debt of the Borrower will be permitted, (b) Term Loans will be prepaid with 75% of the Net Cash Proceeds received by the Borrower upon the incurrence of the Indebtedness described in clause (a) above and (c) Consolidated EBITDAX shall be adjusted for specified periods.

B. WHEREAS, in order to effect the foregoing, the Borrower and the other parties hereto desire to amend, as of the Amendment Effective Date (as defined in Section 4 hereof), the Credit Agreement and to enter into certain other agreements herein, in each case subject to the terms and conditions set forth herein.

C. THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement (as amended hereby).

SECTION 2. Amendment of the Credit Agreement. Effective as of the Amendment Effective Date:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in their correct alphabetical order:

(i) ““New Senior Note Indenture” means any indenture under which any New Senior Notes are issued, as the same may be amended, restated, supplemented, substituted, replaced, refinanced or otherwise modified from time to time.”

(ii) ““New Senior Notes” means senior unsecured notes of the Borrower issued on or after the Second Amendment Effective Date, and the Indebtedness represented thereby; provided that (a) the terms of such New Senior Notes do not provide for any scheduled amortization, repayment of principal, mandatory redemption or sinking fund obligations prior to the date that is one year after the latest maturity date of any Term Loan outstanding at the time of issuance of such New Senior Notes, (b) the stated maturity date of such New Senior Notes is no earlier than one year after the latest maturity date of any Term Loan outstanding at the time of issuance of such New Senior Notes, (c) such Indebtedness is not Guaranteed by any person other than a Loan Party that Guarantees the Obligations and the terms of such Guarantees are no more favorable to the obligees under such Indebtedness than the terms of the Guarantee pursuant to the

Guarantee and Collateral Agreement are to the Secured Parties, (d) the Borrower prepays Term Loans with the proceeds therefrom in compliance with the second sentence of Section 2.13(e), (e) the Borrower shall be the issuer in respect thereof, (f) the covenants and events of default and other terms of which (other than interest rate and redemption premiums) are no more restrictive to the Borrower and its subsidiaries than those in this Agreement and (g) the obligations in respect thereof shall not be secured by any Lien on any asset of the Borrower, any subsidiary or any other Affiliate of the Borrower.”

(iii) ““Second Amendment” shall mean the Second Amendment, dated as of January 29, 2010, to this Credit Agreement.”

(iv) ““Second Amendment Effective Date” shall mean the “Amendment Effective Date” as defined in the Second Amendment.”

(b) The definition of “Change in Control” in Section 1.01 of the Credit Agreement shall be amended by inserting “or any New Senior Notes” immediately following “Junior Financing Documentation” in clause (c) thereof.

(c) The definition of “Consolidated EBITDAX” in Section 1.01 of the Credit Agreement shall be amended by inserting the following sentence at the end thereof:

“Consolidated EBITDAX shall be deemed to include, in addition to any amount provided by the calculation in the previous sentence, (i) with respect to, and for any period that includes, the fiscal quarter ending March 31, 2009, $32,086,261, (ii) with respect to, and for any period that includes, the fiscal quarter ending September 30, 2009, $35,767,712, (iii) with respect to, and for any period that includes, the fiscal quarter ending December 31, 2009, $10,926,115 and (iv) with respect to, and for any period that includes, the fiscal quarter ending March 31, 2010, $44,272,499.”

(d) Section 2.13(e) of the Credit Agreement shall be amended by amending and restating the first parenthetical therein as follows: “(other than (x) Indebtedness for money borrowed or consisting of Disqualified Capital Stock (including, for clarification purposes only, Cash-Pay Preferred) permitted pursuant to Section 6.01 and (y) any incurrence or issuance of New Senior Notes, which is subject to the requirements set forth in the second sentence of this Section 2.13(e))”.

(e) Section 2.13(e) of the Credit Agreement shall be amended by inserting the following sentence immediately following the end thereof:

“If the Borrower incurs or issues any New Senior Notes (other than a Permitted Refinancing of New Senior Notes incurred or issued previously in respect of which the Borrower complied with this sentence in connection with such incurrence or issuance), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of Net Cash Proceeds by the Borrower or its subsidiaries, apply an amount equal to 75% of such Net Cash Proceeds received from such incurrence or issuance to prepay Term Loans in accordance with Section 2.13(f) (which prepayment of principal shall be accompanied by payment of accrued but unpaid interest, premiums and fees and expenses associated with such principal amount prepaid, including, without limitation, the Applicable Prepayment Premium to the extent applicable pursuant to Section 2.16).”

(f) Section 2.13(f) of the Credit Agreement shall be amended by inserting “and the second sentence of Section 2.13(e)” immediately following “(c)” and immediately before “shall”.

(g) Each use of the term “fair market value” in Sections 3.16, 6.02 and 6.05 of the Credit Agreement shall be amended by replacing such term with “Fair Market Value”.

(h) Section 6.01 of the Credit Agreement shall be amended by deleting “and” at the end of clause (j) thereof, replacing “.” with “; and” at the end of clause (k) thereof and inserting the following clause (l) immediately following clause (k):

“(l) the New Senior Notes and Permitted Refinancing Indebtedness in respect thereof; provided that the Net Cash Proceeds of all New Senior Notes shall be applied to prepay Term Loans in compliance with the second sentence of Section 2.13(e).”

(i) Section 6.05(b) of the Credit Agreement shall be amended by amending and replacing such clause in its entirety as follows:

“Engage in any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is a Permitted MLP Transfer permitted pursuant to Section 6.05(c) below or (ii) such Asset Sale (A)(1) involves the sale, transfer, lease or other disposition of Hydrocarbon Interests for consideration that consists of Hydrocarbon Interests or a combination of Hydrocarbon Interests and cash or (2) is for consideration at least 75% of which is cash, (B) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of, and (C) the Net Cash Proceeds are applied in accordance with the definition of such term and the provisions of Section 2.13.”

(j) Section 6.09(a) of the Credit Agreement shall be amended by inserting the following parenthetical at the end thereof: “(other than supplements or modifications to the New Senior Note Indenture to permit additional series of New Senior Notes to be issued pursuant to such New Senior Note Indenture, provided that the issuance of such additional series of New Senior Notes is otherwise permitted in accordance with the terms of this Agreement)”.

(k) Section 6.09(b)(i) of the Credit Agreement shall be amended by replacing “or” with “,” immediately prior to clause (C) thereof and inserting the following clause (D) immediately following such clause (C):

“(D) or any New Senior Notes”.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Agents and the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) All representations and warranties of Loan Parties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof and on and as of the Amendment Effective Date, with the same effect as though made on and as of the date hereof or the Amendment Effective Date, as the case may be, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (ii) that, for purposes of this paragraph, the representations and warranties contained in Section 3.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 5.04 of the Credit Agreement.

(c) No Default or Event of Default has occurred and is continuing as of the date hereof or as of the Amendment Effective Date.

SECTION 4. Effectiveness. (a) This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(i) The Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of the Borrower and the Required Lenders.

(ii) The Administrative Agent shall have received (i) a certificate of good standing with respect to the Borrower and (ii) a closing certificate executed by a Responsible Officer of the Borrower dated the Amendment Effective Date, certifying as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of the Borrower and attaching (A) a true and complete copy of the certificate of incorporation of the Borrower, including all amendments thereto, as in effect on the Amendment Effective Date, certified as of a recent date by the Secretary of State of the state of its organization, that has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, (B) a true and complete copy of the by-laws of the Borrower as in effect on the Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (C) below, and (C) a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect.

(iii) The Administrative Agent shall have received payment from the Borrower, for the account of each Lender that executes and delivers a counterpart signature page to this Amendment at or prior to 12:00 noon, New York City time, on January 29, 2010, or such later time and date as the Borrower and the Administrative Agent may agree, an amendment fee (the “Amendment Fee”) in an amount equal to 0.50% of the aggregate principal amount of the Term Loans and Revolving Credit Commitments (whether used or unused) of such Lender. The Amendment Fee shall be payable in immediately available funds and, once paid, such fee or any part thereof shall not be refundable.

(iv) The Borrower shall have paid all fees and other amounts due and payable in connection with this Amendment, including, to the extent invoiced, reimbursement or payment of out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

(b) The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date and such notice shall be conclusive and binding.

SECTION 5. Effect of Amendment. (a) Except as expressly set forth herein or in the Credit Agreement, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 9. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

ATP OIL & GAS CORPORATION,

by	/s/ Albert L. Reese Jr.
	Name:	Albert L. Reese Jr.
	Title:	Chief Financial Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent,

by	/s/ James Moran
	Name:	James Moran
	Title:	Managing Director

by	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Vice President

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